===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      APPLIED MICRO CIRCUITS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                      APPLIED MICRO CIRCUITS CORPORATION

                   Notice of Annual Meeting of Stockholders

                          To Be Held August 29, 2000

  The Annual Meeting of Stockholders (the "Annual Meeting") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, California 92121 on Tuesday, August 29, 2000, at 10:00 a.m., local time, for the following purposes:

  1. To elect eight directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock by 450,000,000 shares, to a total of 630,000,000 shares;

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2001; and

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for election as directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

  The Board of Directors has fixed the close of business on June 30, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,
                                          /s/ William E. Bendush
                                          William E. Bendush
                                          Secretary

San Diego, California

July 10, 2000

                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER, A PROXY ISSUED IN YOUR NAME.
                        THANK YOU FOR ACTING PROMPTLY.

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 29, 2000

General

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, California 92121, on Tuesday, August 29, 2000, at 10:00 a.m., local time, and at any adjournment or postponement thereof.

  This Proxy Statement, the enclosed proxy card, the Company's Annual Report to Stockholders for the fiscal year ended March 31, 2000, including financial statements, and the Company's Annual Report on Form 10-K were first mailed to stockholders entitled to vote at the Annual Meeting on or about July 10, 2000.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company (Attention: William E. Bendush, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Record Date; Voting Securities

  The close of business on June 30, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 124,624,285 shares of Common Stock were outstanding and entitled to vote.

Voting and Solicitation

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock will require the affirmative vote of a majority of shares outstanding on the Record Date for approval. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote if present in person or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted with respect to any such item FOR each of the named nominees for election as directors and FOR each of the proposals set forth in the Notice of Meeting, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The solicitation of proxies also may be supplemented by personal solicitation by directors, officers or other regular employees, or at the Company's request, by Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for these services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be approximately $10,000, if it renders solicitation services.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") must be received by the Company no later than March 12, 2001, in order to be included in the proxy statement relating to that annual meeting. The deadline for submitting a nomination for director or proposal that is not to be included in that proxy statement and proxy is not earlier than the close of business on May 1, 2001, nor later than the close of business on May 31, 2001. Stockholders are advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees

  At the Annual Meeting, the stockholders will elect eight directors to serve until the next Annual Meeting of Stockholders such director's successor is elected and qualified or until such director's earlier death, resignation or removal. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

  Assuming a quorum is present, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the eight nominees named below.

  The names of the nominees, their ages and certain other information about them are set forth below:

 Name of Nominee               Age    Principal Occupation      Director Since
 ---------------               --- --------------------------   --------------
 David M. Rickey..............  44 President and Chief               1996
                                    Executive Officer of the
                                    Company

 William K. Bowes, Jr. (1)....  73 General Partner of U.S.           1980
                                    Venture Partners

 R. Clive Ghest (2)...........  62 Principal of Ghest                1997
                                    Associates Consulting

 Franklin P. Johnson, Jr. (1).  71 General Partner of Asset          1980
                                    Management Company

 S. Atiq Raza.................  50 President and Chief               1999
                                    Executive Officer of Raza
                                    Foundries, Inc.

 Roger A. Smullen, Sr. (1)....  64 Chairman of the Board of          1982
                                    Directors of the Company

 Arthur B. Stabenow (2).......  61 Retired executive officer         1988

 Harvey P. White (2)..........  66 Chairman of the Board,            1999
                                    President and Chief
                                    Executive Officer of Leap
                                    Wireless International

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

  There are no family relationships among any of the directors or executive officers of the Company.

  David M. Rickey has served as President, Chief Executive Officer and director of the Company since February 1996. From August 1993 to May 1995, Mr. Rickey served as the Company's Vice President of Operations. From May 1995 to February 1996, Mr. Rickey served as Vice President of Operations at NexGen, Inc., a semiconductor company. Previously, for eight years, Mr. Rickey was employed by Northern Telecom United, a telecommunications manufacturer, where he led the wafer fab engineering and manufacturing operations in both Ottawa, Canada and San Diego, California. Mr. Rickey has earned B.S. degrees from both Marrietta College (summa cum laude) and Columbia University. In addition, Mr. Rickey received an M.S. in Material Science and Engineering from Stanford University.

  William K. Bowes, Jr. has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital limited partnership, since July 1981. Mr. Bowes serves as a director of Amgen, Inc., XOMA Corporation and Lynx Therapeutics, Inc. Mr. Bowes holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

  R. Clive Ghest has served as a director of the Company since July 1997. Since January 1997, Mr. Ghest has been a principal of Ghest Associates Consulting. Mr. Ghest was the Vice President of Business Development at Advanced Micro Devices Inc. from February 1986 to December 1996. He has more than 35 years of experience in various capacities in the computer, communications and semiconductor industries. Mr. Ghest holds an M.S.E.E. from the University of Santa Clara and an Hons. B.Sc. from the University of London.

  Franklin P. Johnson, Jr. has served as a director of the Company since April 1980. He is the general partner of Asset Management Company, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than five years. Mr. Johnson also is a director of Amgen, Inc. and IDEC Pharmaceuticals Corporation. Mr. Johnson holds a B.S. from Stanford University and an M.B.A. from Harvard Business School.

  S. Atiq Raza has served as a director of the Company since September 1999. Mr. Raza is President and Chief Executive Officer of Raza Foundries, Inc., a company that builds and operates broadband networking and communications companies, which he founded in October 1999. Mr. Raza was the President and Chief Operating Officer of Advanced Micro Devices, a semiconductor company, from January 1996 to March 1999. From October 1988 to January 1996, he was with NexGen, where he held the positions of Chairman, Chief Executive Officer and President. Prior to joining NexGen, Mr. Raza spent 15 years in various engineering and management positions, including Vice President Technology Centers at VLSI Technology Inc. Mr. Raza holds a bachelor's degree from the University of London, and a master's degree from Stanford University. He also is a director of Procket Networks, Inc., Nishan Systems and Mellanox Technologies, Ltd.

  Roger A. Smullen, Sr. has served as the Chairman of the Board of Directors of the Company since October 1982. Mr. Smullen served as Acting Vice President, Operations of the Company from August 1997 through October 1997. From April 1983 until April 1987, Mr. Smullen served as the Company's Chief Executive Officer. Previously, he was Senior Vice President of Operations of Intersil Inc.'s semiconductor division. In 1967, Mr. Smullen co-founded National Semiconductor Corporation, a manufacturer of integrated circuits. Prior to that, he was director of integrated circuits at Fairchild Semiconductor Corporation, a manufacturer of integrated circuits. Mr. Smullen is currently a director of Micro Linear Corporation, a manufacturer of integrated circuits. He holds a B.S. in mechanical engineering from the University of Minnesota.

  Arthur B. Stabenow has served as a director of the Company since July 1988. Mr. Stabenow was Chairman, President and Chief Executive Officer of Micro Linear Corporation from April 1986 until his retirement in January 1999. Mr. Stabenow has over 35 years of experience in the semiconductor industry. From January 1979 to March 1986, he was employed as a vice president and general manager at National Semiconductor Corporation. Mr. Stabenow is currently a director of Zoran, Inc. Mr. Stabenow holds an M.B.A. from the University of New Haven.

  Harvey P. White has served as a director of the Company since April 1999. Since September 1998, Mr. White has been Chairman and Chief Executive Officer of Leap Wireless International, an operator of wireless telephone systems. Mr. White was one of the founders of QUALCOMM Incorporated and served as its President from May 1992 through June 1998. Prior to May 1992, he served as Executive Vice President and Chief Operating Officer of QUALCOMM and was on its Board of Directors since it began operations in July 1985 until September 1998. Mr. White holds a B.A. in economics from Marshall University.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE FOR
               THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

  During the period from April 1, 1999 through March 31, 2000 (the "last fiscal year"), the Board met eight times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he served. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to William E. Bendush at the Company's address set forth above.

  The Audit Committee consisting of directors Smullen, Bowes and Johnson held five meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee has reviewed and discussed the audited financial statements with management and the Company's certified public accountants.

  The Compensation Committee consisting of directors Stabenow, White and Ghest, three of the Company's non-employee directors, held four meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1982 Stock Option Plan, the 1992 Stock Option Plan, the 1997 Directors' Stock Option Plan, the 1997 Employee Stock Purchase Plan, the 1998 Employee Stock Purchase Plan, the 1998 Stock Incentive Plan and the 2000 Equity Incentive Plan.

  The Stock Option Committee consisting of directors Rickey and Smullen has not met, but took action by unanimous written consent numerous times during the last fiscal year. The Stock Option Committee has authority to grant under the 1992 Stock Option Plan and the 2000 Equity Incentive Plan stock options to purchase up to 30,000 shares of the Company's Common Stock to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Compensation of Directors

  Non-employee directors of the Company receive a $12,000 annual fee and fees of $500 per meeting attended. Directors also are reimbursed for customary and usual travel expenses incurred in connection with attendance at meetings of the Board.

  The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a non-employee director of the Company will be granted a stock option to purchase 50,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director. Thereafter, on April 1 of each year (starting in 2000 for non-employee directors who were serving as of November 24, 1997), each non-employee director is granted an option to purchase 50,000 shares of Common Stock if on such date, he or she has served on the Company's Board of Directors for at least six months. The exercise price of each stock option granted under the Directors' Plan is equal to the fair market value of one share of Common Stock on the date of grant. Options granted under the Directors' Plan become exercisable or "vest" in 12 equal monthly installments following the date of grant. In the event of the dissolution or liquidation of the Company, a sale of the Company or substantially all of the assets of the Company, the merger of the Company with or into another corporation or other change-in-control transaction involving the Company, the vesting of each option will accelerate, and the option will terminate unless the option is assumed by the successor corporation.

  During the last fiscal year, Mr. White received an option grant under the Directors' Plan of 50,000 shares at an exercise price of $12.28 upon his election to the Board. Mr. Raza received an option grant under the Directors' Plan of 50,000 shares at an exercise price of $27.19 per share upon his election to the Board. There were no other options granted under the Directors' Plan during the last fiscal year.

  The Company has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with past or future services to the Company and its subsidiaries. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

                                PROPOSAL NO. 2
 APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                       INCREASE AUTHORIZED COMMON STOCK

  In April 2000, the Board of Directors approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, $0.01 par value per share, of the Company from 180,000,000 to 630,000,000 (the "Amendment").

  The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the Amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of Common Stock. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

  On each of September 9, 1999 and March 23, 2000, the Company effected a two-for-one stock split in the form of a 100% stock dividend for stockholders of record on September 2, 1999 and March 15, 2000, respectively. At March 31, 2000, 121,844,760 shares of Common Stock were outstanding (including shares reserved for the acquisitions of YuniNetworks, Inc., pBaud Logic, Inc. and Chameleon Technologies, Inc., which were closed after March 31, 2000), and 35,052,977 shares of Common Stock were reserved for options, employee equity plans and other purposes. This leaves the Company with approximately 28,000,000 authorized shares available.

Purpose and Effect of the Amendment

  The principal purpose of the Amendment is to provide the Company with the flexibility to issue shares of Common Stock for proper corporate purposes, which may be identified in the future, such as to raise equity capital, declare stock dividends, make acquisitions through the use of stock, or reserve additional shares for issuance under equity incentive plans. The Board of Directors has not authorized or taken any action with respect to the issuance of, and has no present agreement, arrangement or intention to issue any of, the additional shares that would be available if the Amendment is approved by the stockholders.

  In January 2000, the Company was able to raise approximately $815 million from the sale of Common Stock, in a public offering. Because the Company had an adequate number of authorized shares of Common Stock available to it at the time, the Company was able to move quickly to take advantage of favorable conditions in the public capital markets. If the Company had not had a sufficient number of authorized shares available at the time, the offering would have been delayed while the Company sought stockholder approval. Delay in completing the public offering could have resulted in the Company raising funds on less favorable terms or failing to raise any capital if market conditions had deteriorated. Although the Board of Directors has no current plans to raise additional capital by selling equity securities, it is important that a sufficient number of shares be authorized to ensure that the Board and the Company may act quickly when the need arises or opportunities present themselves.

  From time to time, the Board of Directors may wish to split the outstanding shares of Common Stock to shift the trading range of the Common Stock to a level that will facilitate increased trading activity and encourage round lot trading. By doing so, the Board would expect to increase the liquidity and broaden the marketability of the Common Stock. During fiscal 2000, the Board effected two two-for-one stock splits through 100% stock dividends: one in September 1999 and the other in March 2000. Under Delaware law, the Board of Directors may split the Company's stock without stockholder approval by means of a stock dividend but only if there are a sufficient number of authorized shares. In connection with the September 1999 stock dividend, the Company first had to seek approval of an amendment to its Certificate of Incorporation to increase the authorized number of shares of Common Stock, which delayed the stock dividend by approximately one month. If the Amendment is not approved, the Board would be unable to declare any significant stock dividends without similar delays. Although the Board has no present intention of approving a stock dividend, it is important that a sufficient number of shares be authorized to ensure that the Board has the flexibility to act quickly.

  The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The Company has acquired other businesses using its stock as consideration, such as the acquisitions of Cimaron Communications, Yuni Networks, Inc., pBaud Logic and Chameleon Technologies. The ability to use its stock as consideration provides the Company with negotiation benefits and increases its ability to execute its growth strategy which may include the acquisition of other businesses or technologies.

  In addition, the increased reserve of shares available for issuance may be used for the Company's equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans will be used to attract and retain employees or in connection with potential acquisitions as the Company grants options to the employees of the acquired companies.

  The flexibility of the Board of Directors to issue additional shares of Common Stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. The authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the Amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 2,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

  The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If the Amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under Nasdaq rules, stockholder approval is required for any issuance of 20% or more of the Company's outstanding shares in connection with acquisitions. The Company reserves the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the Board of Directors.

  The Company's audited consolidated financial statements, managements' discussion and analysis of financial condition and results of operations, and certain supplemental financial information are incorporated by reference to pages 12 through 36 of the Company's Annual Report to Stockholders for the year ended March 31, 2000.

Vote Required

  The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation of the Board:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP has served as the Company's independent auditors since 1980 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 2001. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders as a matter of good corporate practice. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of March 31, 2000 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                              Amount and
                                         Nature of Beneficial Percent of Common
          Name and Address(1)                Ownership(2)        Stock(2)(3)
          -------------------            -------------------- -----------------
Morgan Stanley Dean Witter..............      6,179,612              5.1%
 1221 Avenue of the Americas
 New York, NY 10020
Roger A. Smullen (4)....................      1,528,520               *
David M. Rickey (5).....................        980,634               *
Franklin P. Johnson, Jr.(6).............        858,423               *
Thomas L. Tullie (7)....................        442,420               *
Brent E. Little (8).....................        259,879               *
William K. Bowes, Jr. (9)...............        157,535               *
William E. Bendush (10).................        138,546               *
Arthur B. Stabenow (11).................        130,819               *
R. Clive Ghest (12).....................         68,167               *
Kenneth L. Clark (13)...................         46,840               *
Harvey P. White (14)....................         62,167               *
S. Atiq Raza (15).......................         29,166               *
All directors and executive officers as
 a group (17 persons) (16)..............      6,636,864              5.0%

--------
  *  Less than 1%.

 (1) The address for the executive officers and directors of the Company is: c/o AMCC, 6290 Sequence Drive, San Diego, CA 92121.

 (2) The persons named in this table have sole voting and investment power with respect to all shares of AMCC Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "SEC").

 (3) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days after March 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 121,844,760 shares of Common Stock outstanding on March 31, 2000 together with applicable options for such stockholders.

 (4) Includes 36,110 shares of Common Stock that are subject to repurchase by the Company and 65,416 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

 (5) Includes 66,666 shares of Common Stock that are subject to repurchase by the Company and 376,666 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

 (6) Includes 257,495 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000. Also includes 285,664 shares held by Mr. Johnson's wife. Mr. Johnson disclaims beneficial ownership with respect to the shares held by his wife.

 (7) Includes 55,555 shares of Common Stock that are subject to repurchase by the Company and 94,980 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

 (8) Includes 236,915 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000, of which 16,109 are subject to repurchase rights in favor of the Company.

 (9) Includes 22,800 shares of Common Stock owned by the William K. Bowes, Jr. foundation. Includes 107,495 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(10) Includes 138,546 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(11) Includes 4,167 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(12) Includes 57,055 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000, of which 11,111 are subject to repurchase rights in favor of the Company.

(13) Includes 46,840 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(14) Includes 54,167 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(15) Includes 29,166 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000.

(16) Includes 273,135 shares of Common Stock that are subject to repurchase by the Company. Includes 1,775,870 shares issuable upon the exercise of options that are exercisable within 60 days of March 31, 2000, of which 27,220 are subject to repurchase rights in favor of the Company.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by (a) the Company's Chief Executive Officer during the fiscal year ended March 31, 2000, (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended March 31, 2000; and (c) the compensation received by each such officer for the Company's two preceding fiscal years.

                          Summary Compensation Table

                                                                             Long-Term
                                                                            Compensation
                                                                            ------------
                                   Annual Compensation                         Awards
                                   -----------------------                  ------------
                                                                             Securities
                                                              Other Annual   Underlying   All Other
                            Fiscal  Salary                    Compensation    Options    Compensation
 Name & Principal Position   Year   ($)(1)       Bonus ($)       ($)(2)        (#)(3)        ($)
 -------------------------  ------ ----------    ---------    ------------  ------------ ------------
Dave Rickey................  2000    348,550       350,000(4)       --       2,640,000      3,120(5)
 President and Chief         1999    315,453       110,000(6)       --             --       3,120(5)
 Executive Officer           1998    300,014       212,900(8)       --         586,664      3,120(5)


Thomas L. Tullie...........  2000    268,473(8)     35,000(4)       --         270,000        --
 Vice President, Sales       1999    249,199(9)     25,000(6)       --             --         --
                             1998    219,556(10)    52,000(7)       --         293,332        --


William E. Bendush.........  2000    199,288(11)   100,000(4)       --         650,000        --
 Vice President and Chief    1999        --            --           --             --         --
 Financial Officer           1998        --            --           --             --         --


Kenneth L. Clark...........  2000    188,070       100,000(4)       --         270,000        --
 Vice President, Operations  1999    181,770        35,000(6)    31,385(12)        --         --
                             1998     64,211(13)    26,000(7)       --         520,000        --


Brent E. Little............  2000    163,231       100,000(4)       --         400,000        --
 Vice President, Marketing   1999    126,933        30,000(6)       --         300,000        --
                             1998    125,465        37,000(7)       --          89,328        --

--------
 (1) Includes pre-tax contributions to the AMCC 401(k) Plan.

 (2) Excludes annual compensation which, for any named executive officer, did not in aggregate exceed the lesser of $50,000 or 10 percent of such named executive officer's total annual salary and bonus for that year.

 (3) Options granted in given fiscal year may include grants based on the officer's performance in the prior fiscal year and have been adjusted to reflect the September 1999 and March 2000 two-for-one stock splits.

 (4) Includes fiscal 2000 bonus paid in May 2000 (fiscal 2001).

 (5) Includes annual premiums in the amount of $3,120 paid by the Company on a term life insurance policy.

 (6) Includes fiscal 1999 bonus paid in April 1999 (fiscal 2000).

 (7) Includes fiscal 1998 bonus paid in April 1998 (fiscal 1999).

 (8) Includes commissions earned by Mr. Tullie in the amount of $107,521.

 (9) Includes commissions earned by Mr. Tullie in the amount of $91,714, of which $66,630 were paid to Mr. Tullie in fiscal 1999 and $25,084 were paid to Mr. Tullie in fiscal 2000.

(10) Includes commissions earned by Mr. Tullie in the amount of $71,639, of which $63,914 were paid to Mr. Tullie in fiscal 1998 and $7,725 were paid to Mr. Tullie is fiscal 1999. Also includes a referral bonus in the amount of $2,000.

(11) Includes a sign-on bonus in the amount of $25,000.

(12) Includes $27,985 paid to Mr. Clark to reimburse relocation expenses and a matching contribution in the amount of $3,390 that the Company made on Mr. Clark's behalf to the AMCC 401(k) Plan.

(13) Mr. Clark joined the Company in November 1997, and his annualized base salary for the fiscal 1998 was $175,000.

            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's President and Chief Executive Officer. This agreement entitles Mr. Rickey to a salary of $275,000 per year and term life insurance purchased by the Company for the benefit of Mr. Rickey's estate. The agreement provides that if the Company is acquired and the per share value of the Company's Common Stock is less than $0.75 per share, the Company will compensate Mr. Rickey for the difference between $0.75 per share and the per share merger or sale price determined by the Company's Board of Directors. The letter agreement provides that Mr. Rickey's employment is at will and terminable by the Company or Mr. Rickey for any reason, with or without cause, and with or without notice.

  In accordance with the terms of the Company's 1992 Stock Option Plan (the "1992 Plan"), if the Company enters into certain change-of-control transactions, any option granted under the 1992 Plan to purchase shares of Common Stock shall vest and become immediately exercisable for the number of shares that would otherwise be vested and exercisable under the terms of the option one year after the date of the change-of-control transaction. This would apply to options granted under the 1992 Plan to any of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                           Individual Grants (1)
                                       ----------------------------
                                                                                Potential Realizable
                                                                                  Value at Assumed
                         Number of     Percent of Total                        Annual Rates of Stock
                         Securities    Options Granted                         Price Appreciation For
                         Underlying    to Employees in  Exercise of               Option Term (2)
                          Options        Fiscal Year    Base Price  Expiration ----------------------
   Name                  Granted (#)       (%) (3)      ($/sh) (4)     Date      5% ($)     10% ($)
   ----                  ----------    ---------------- ----------- ---------- ---------- -----------
David M. Rickey.........   640,000(5)        4.67          12.97     04/23/09   5,219,846  13,228,113
                         2,000,000          14.60          71.97     01/19/10  90,521,835 229,400,102

Thomas L. Tullie........   120,000(5)        0.88          12.97     04/23/09     978,721   2,480,271
                           150,000           1.10         140.87     03/08/10  13,289,330  33,677,770

William E. Bendush......    33,148           0.24          12.06     04/20/09     251,462     637,254
                           466,852           3.41          12.06     04/20/09   3,541,559   8,975,005
                           150,000           1.10         140.87     03/08/10  13,289,330  33,677,770

Kenneth L. Clark........   120,000(5)        0.88          12.97     04/23/09     978,721   2,480,271
                           150,000           1.10         140.87     03/08/10  13,289,330  33,677,770

Brent E. Little.........    40,000(5)        0.29          12.97     04/23/09     326,240     826,757
                           160,000           1.17          20.37     08/03/09   2,048,067   5,188,979
                           200,000           1.46         140.87     03/08/10  17,719,106  44,903,694

--------
(1) Consists of options granted pursuant to the 1992 Plan. Options granted under the 1992 Plan to new hires generally become exercisable over four years from the date of grant with one-fourth of the shares becoming exercisable one year from the date of grant and the remaining shares becoming exercisable on a monthly basis thereafter for the remaining 36 months. Options granted under the 1992 Plan to current employees generally become exercisable on a monthly basis over a period of 48 months from the date of grant. All figures have been adjusted to reflect the Company's September 1999 and March 2000 two-for-one stock splits.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(3) An aggregate of 13,797,938 options to purchase shares of Common Stock of the Company were granted during fiscal 2000, of which 13,697,938 shares were granted to employees.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(5) Option granted in April 1999 in connection with the Named Executive Officer's performance in fiscal 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the last fiscal year. In addition, the table sets forth the number of shares covered by stock options as of March 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at March 31, 2000.

                                                                                              Value of Unexercised
                             Shares                        Number of Unexercised Options    In-the-Money Options at
                            Acquired          Value           at Fiscal Year End (#)          Fiscal Year End ($)
   Name                  on Exercise (#) Realized ($) (1) Exercisable/Unexercisable(2)(3) Exercisable/Unexercisable(4)
   ----                  --------------  ---------------- ------------------------------- ----------------------------
David M. Rickey.........    130,000         2,897,742           315,000 / 2,515,000         36,939,648 / 235,296,538
Thomas L. Tullie........     23,978           541,752            86,022 / 320,000           12,188,773 / 25,249,214
William E. Bendush......        --                --            125,004 / 524,996           17,250,615 / 53,127,836
Kenneth L. Clark........    165,834         5,290,176            26,666 / 450,000            3,873,872 / 44,575,530
Brent E. Little.........     37,000           834,163           204,362 / 613,970           28,960,363 / 58,454,369

--------
(1) This value has been calculated based on the fair market value of the Company's Common Stock as of the date of exercise as determined by the closing price of the Common Stock on the Nasdaq National Market as of the date of exercise minus the applicable per share exercise price or, in the case of same-day-sale, by the actual sale price of the stock minus the applicable per share exercise price.

(2) No stock appreciation rights ("SARs") were outstanding during fiscal 2000.

(3) Options granted prior to March 27, 1998 under the 1992 Plan are generally immediately exercisable, but subject to a right of repurchase pursuant to the vesting schedule of each such grant. Options granted on or after March 27, 1998 are exercisable only as to those shares that are vested. Accordingly, the table reflects those options that are exercisable, not those options that are vested.

(4) Based on the $150.063 per share closing price of the Company's Common Stock on The Nasdaq National Market on March 31, 2000, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows is not soliciting material, is not deemed filed with the SEC and shall not be deemed to be incorporated by reference into any such filings.

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended March 31, 2000. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options or grants options under the Company's equity incentive plans. Executive officers who also are directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

  Under the supervision of the Committee, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's growth. It is the objective of the Company to have a portion of each executive's compensation dependent upon the Company's performance as well as upon the executive's individual performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of the Company's stockholders. The Committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of the Company.

  The summary below describes in more detail the factors, that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

  Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with the Company for executive officers. Each executive officer's base salary is within the range, is established on the basis of the individual's qualifications and relevant experience and benchmarked annually against the compensation levels of executives at similar high-technology companies. Base salary is generally adjusted once each year based on the individual executive's contribution and performance over the previous year and his or her current salary in relation to the midpoint of the salary range.

Variable Bonus

  The Executive Bonus Plan rewards achievement of specified levels of corporate profitability. A pre-determined formula, which takes into account profitability against the annual plan approved by the Board of Directors, is used to determine the bonus pool. The individual executive officer's share of the bonus pool is based upon discretionary assessment of each officer's performance during the prior fiscal year and is benchmarked against bonus practices of surveyed high-technology companies.

Stock Options

  In March 2000, the Company expanded its stock option plan to include all employees (including non-exempt employees who were previously ineligible). In March 2000, all non-exempt employees received options to incentivize them to help maximize long-term stockholder value. Factors considered in granting stock options to executive officers include the individual's position and responsibilities with the Company, his or her performance and contribution, number of options vested over the prior twelve months and market practices.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years from the date of grant). The options typically vest in periodic installments over a four-year period contingent upon the executive officer's continued employment with the Company. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

  David M. Rickey has served as the Company's President and Chief Executive Officer since February 1996. In fiscal 2000 he led the Company to a 64% increase in revenue and a 184% increase in net income over fiscal year 1999. In accordance with the policies noted above, the Committee set Mr. Rickey's base salary for the period February 1999 to February 2000 at $350,000. On February 12, 2000, the Committee increased Mr. Rickey's base salary to $400,000. In consideration of his leadership during fiscal 2000 and the Company's financial performance, the Committee awarded Mr. Rickey a $350,000 bonus and granted a stock option to purchase 2,000,000 shares of Common Stock at an exercise price of $71.969 per share (as adjusted for the March 2000 two-for-one stock split).

Deductibility of Executive Compensation

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers unless such compensation meets the requirements for the "performance-based compensation". As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1992 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based compensation, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to quality to the extent reasonable, its executive officer compensation for deductibility under applicable tax law. However, the Company may, from time to time, pay compensation to its executive officers that may not be deductible.


                                               COMPENSATION COMMITTEE
                                               Arthur B. Stabenow
                                               R. Clive Ghest
                                               Harvey P. White

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Messrs. Stabenow, Ghest, and White. None of these directors has at any time been an officer or employee of the Company or any subsidiary of the Company. During the last fiscal year, no interlocking relationship existed between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                         TRANSACTIONS WITH MANAGEMENT

  In February 1996, the Company entered into a loan arrangement with Mr. Rickey, the Company's President and CEO, pursuant to which the Company loaned to Mr. Rickey $150,000 ("Note No. 1") and $53,000 ("Note No. 2") at an annual interest rate of 5.32%. Note No. 1 was a full recourse, unsecured real estate bridge loan with accrued interest and principal payable upon the earlier of February 12, 1999 or the sale of the house in which Mr. Rickey lived prior to relocating to San Diego to accept employment as the Company's President and Chief Executive Officer. Note No. 2 was the reinstatement of a loan which had been made previously to Mr. Rickey in connection with the exercise of incentive stock options while serving as Vice President, Manufacturing for the Company. Note No. 2 was a full recourse, unsecured promissory note with accrued interest and principal payable no later than February 12, 1999. Note No. 1 and Note No. 2 may be declared payable in full by the Company in the event that Mr. Rickey ceases to be employed by the Company. In May 1996, the Company entered into a loan agreement with Mr. Rickey pursuant to which the Company loaned $750,000 ("Note No. 3") to Mr. Rickey at an interest rate of 5.76% per annum compounded annually. The proceeds of the loan were used to exercise options granted by Mr. Rickey's former employer, which were expiring as a result of Mr. Rickey's termination of employment with the former employer in order to join the Company. The loan is evidenced by a non-recourse promissory note, which is secured by 46,500 shares of Common Stock of Advanced Micro Devices, Inc. The principal and accrued interest on Note No. 3 were due and payable in full on May 1, 1999, unless accelerated in whole or in part in the event of (i) a default under the loan agreement or pledge agreement for Note No. 3, (ii) a default in payment under Note No. 3 or any other promissory note issued to the Company by Mr. Rickey, (iii) the voluntary or involuntary termination of Mr. Rickey's employment with the Company or (iv) the sale of any portion of the Common Stock securing Note No. 3. Each of Note No. 1, Note No. 2 and Note No. 3 were approved by the Board of Directors of the Company pursuant to the approval of Mr. Rickey's offer of employment with the Company. In September 1996, Mr. Rickey repaid approximately $142,000 of the principal on Note No. 1, and in April 1997, Mr. Rickey delivered a full recourse, unsecured promissory note with a principal amount of $12,392 and an interest rate of 5.91% per annum in payment of the balance of the amount owing under Note No. 1. In January 1999 and April 2000, the Board of Directors extended the due dates on the notes by one year, as these notes became due. In August 1999, Mr. Rickey repaid the $750,000 principal balance of Note No. 3 plus accrued interest of approximately $150,000 in full. The current aggregate principal balance outstanding under each remaining note is as follows:

                                                     Date of  Extended  Current
                                          Principal Original  Maturity  Interest
                                           Amount     Note      Date      Rate
                                          --------- --------- --------- --------
   Note No. 1............................  $12,392   4/1/1997 3/31/2002   6.42%
   Note No. 2............................  $53,000  2/12/1996 2/12/2002   6.42%

  In July 1997, Mr. Rickey exercised stock options granted under the 1992 Plan. In payment of the purchase price for the exercised shares, Mr. Rickey delivered full recourse promissory notes in principal amounts of approximately $400,000, $20,000 and $35,000 bearing interest at rates of 5.98%, 5.98% and
6.54%, respectively. The notes and accrued interest thereon were payable in full in February 2000, February 2000 and April 2001, respectively. In January 2000, the Board of Directors extended the maturity dates of the first two notes to February 2002 and the maturity date of the third note to April 2003. In May 2000, Mr. Rickey repaid the $400,000, $20,000 and $35,000 balances of each of these notes, respectively, plus accrued interest in an aggregate amount of approximately $85,000.

  The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return data for the Company's stock since November 25, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Electronic Components Stock Index. The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on November 25, 1997, the date on which the Company completed the initial public offering of its Common Stock. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $2.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering (adjusted to reflect the September 1999 and March 2000 two-for-one stock splits) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                               11/25/97 3/31/98 3/31/99 3/31/00
                                               -------- ------- ------- -------
     Applied Micro Circuits Corporation.......   100      281     534    7,503
     Nasdaq Electronic Components.............   100       99     146      427
     Nasdaq National Market...................   100      115     156      288

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 2000, all Reporting Persons complied with all applicable filing requirements.

             AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

  This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to William E. Bendush, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121, telephone number (858) 450-9333. In order to ensure timely delivery of the documents, such requests should be made by August 1, 2000.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                         By Order of the Board of Directors,

                                         /s/ William E. Bendush
                                         William E. Bendush
                                         Secretary

July 10, 2000
San Diego, California

PROXY                                                                      PROXY

                      APPLIED MICRO CIRCUITS CORPORATION
             PROXY FOR ANNUAL MEETING TO BE HELD ON AUGUST 29, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David M. Rickey and William E. Bendush, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Applied Micro Circuits Corporation ("AMCC"), which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of AMCC to be held on August 29, 2000 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

     In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
                                                   ---
NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
             ---

      IMPORTANT-This Proxy must be signed and dated on the reverse side.

--------------------------------------------------------------------------------
                              THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT!

     Dear Stockholder:

          We cordially invite you to attend the Annual Meeting of Stockholders of Applied Micro Circuits Corporation to be held at 10:00 a.m. local time on Tuesday, August 29, 2000 at 6290 Sequence Drive, San Diego, California 92121.

          Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.


          Directions from the San Diego Airport




                              [MAP APPEARS HERE]

1. Take Interstate 5 North

2. Merge onto 52 East

3. Merge onto 805 North

4. Exit Mira Mesa Blvd., turn right

5. Turn left on Sequence Drive

6. AMCC is on the left side.

                      APPLIED MICRO CIRCUITS CORPORATION
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]




[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR  PROPOSAL 1-3
                                         ---

                                                     For All
1. Election of Directors -            For  Withhold  Except     2. Proposal to approve an amendment to the     For  Against  Abstain
   Nominees: William K. Bowes, Jr.,   [ ]    [ ]      [ ]          Company's Amended and Restated              [ ]    [ ]      [ ]
   R. Clive Ghest, Franklin P.                                     Certificate of Incorporation to increase
   Johnson, Jr., S. Atiq Raza,                                     the Company's authorized number of shares
   David M. Rickey, Roger A.                                       of Common Stock by 450,000,000 shares to
   Smullen, Sr., Arthur B.                                         a total of 630,000,000 shares.
   Stabenow, Harvey P. White

                                                                3. Proposal to ratify Ernst & Young LLP as     For  Against  Abstain
                                                                   independent auditors.                       [ ]     [ ]      [ ]
   ________________________________
   (Except nominee(s) written above)
                                                                If you plan to attend the Annual Meeting
                                                                please mark this box                           [ ]


                                                                                 Dated:______________________________________, 2000

                                                                Signature _________________________________________________________

                                                                Name (printed) ____________________________________________________

                                                                Title _____________________________________________________________
                                                                Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE